EXHIBIT 32.1

CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

I, Richard Aland, Principal Executive Officer and Principal Financial and Accounting Officer of Accelerated Acquisitions V, Inc. (the “Company”), certify pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 United States Code 1350, that to the best of my knowledge:

1.
The annual report on Form 10-K for the fiscal year ended December 31, 2010 (the "Form 10-K") of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934.

2.	The information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 11, 2011

/s/ Richard Aland

Richard Aland
Principal Executive Officer and Principal
Financial and Accounting Officer

A signed original of this written statement required by Section 906 has been provided to ACCELERATED ACQUISITIONS V, INC. and will be retained by ACCELERATED ACQUISITIONS V, INC. and furnished to the Securities and Exchange Commission or its staff upon request.